AMENDMENT NO. 2

TO CREDIT AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) is made as of June 9, 2023 among the Borrower identified on the signature page hereof (the “Borrower”) and Société Générale, as lender (in such capacity, the “Lender”) and as the administrative agent for the Lender (in such capacity, the “Agent”).

The Borrower has requested that the Lender and the Agent amend certain provisions of the Credit Agreement dated as of June 14, 2019 entered into among the Borrower, the Lender and the Agent (such Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the Lender and the Agent are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. INTERPRETATION. Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended hereby.

2. AMENDMENTS.

(a) From and after the date hereof, Section 2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Borrowings. The Borrower may request that Loans be made by irrevocable notice (the “Borrowing Notice”) to the Agent not later than 1:00 p.m. (New York time) three (3) Business Days (or, if the aggregate amount of Loans to be funded on such date is $20,000,000 or less, one (1) Business Day) prior to the requested date of borrowing. Each borrowing of a Loan shall be in a principal amount of at least $1,000,000 with additional increments of $100,000. Notices pursuant to this Section 2(b) must specify the requested date and the amount of borrowing. If any such Borrowing Notice is not delivered by the time referred to above, then it shall be deemed to have been given on the next Business Day.”

(b) From and after the date hereof, Section 2(d) of the Credit Agreement is hereby amended by deleting the following parenthetical in the second and third lines thereof: “(specifying whether such Loan is a Monthly Pay Loan or a Quarterly Pay Loan)”.

(c) From and after the date hereof, the last sentence of Section 2(e) of the Credit Agreement is hereby amended and restated as follows:

“Each such prepayment shall be allocated (pro rata based on outstanding principal amounts) to outstanding Loans.”

(d) From and after the date hereof, Section 2(i) of the Credit Agreement is hereby amended by replacing the words “the Applicable LIBOR Rate” therein with “Daily Simple SOFR”.

(e) From and after the date hereof, Section 2(s) of the Credit Agreement is hereby deleted in its entirety.

(f) From and after the date hereof, Sections 8(k) and 8(l) of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(k) Inability to Determine Daily Simple SOFR. If at any time the Lender, in its reasonable discretion, determines that (i) adequate and reasonable means do not exist for determining Daily Simple SOFR, or (ii) Daily Simple SOFR does not accurately reflect the funding cost to the Lender of making such Loans, all references to Daily Simple SOFR shall be deemed to be to the Alternative Interest Rate for the period during which such circumstance exists.

(l) Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund Loans, or to determine or charge interest rates based upon Daily Simple SOFR, Daily Simple SOFR shall be deemed to be equal to the Alternative Interest Rate until the date on which the aggregate principal amount of all outstanding Loans, together with accrued but unpaid interest thereon and all other fees and other amounts payable hereunder are repaid in full.”

(g) From and after the date hereof, Section 9(a) of the Credit Agreement is hereby amended by:

(i) adding the following definitions in their appropriate alphabetical order:

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is three U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, however, that in no event shall Daily Simple SOFR be less than zero. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(ii) amending and restating the definitions of “Business Day”, “Fee Letter”, “Scheduled Maturity Date”, “Rollover Date”, and “Spread” in their entirety as follows:

“Business Day” means any day other than a Saturday, Sunday, Good Friday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Loan and any interest rate setting, funding, disbursement, settlement or payment of any Loan, any day that is a U.S. Government Securities Business Day.

“Fee Letter” means that certain Fee Letter, dated as of June 14, 2019, as amended, amended and restated, supplemented or otherwise modified from time to time, between the Borrower and Agent.

“Scheduled Maturity Date” means September 30, 2025, or if such day is not a Business Day, the next preceding Business Day.

“Rollover Date” means (x) (A) the fifteenth (15th) day of the calendar month immediately succeeding the calendar month in which such Loan was disbursed or (B) the fifteenth (15th) day of the calendar month succeeding the calendar month in which the preceding Rollover Date falls; provided that if any such day established in sub-clause (A) or (B) of clause (x) above is not a Business Day, “Rollover Date” shall mean the immediately succeeding Business Day, and (y) as to the Commitment Fee, (A) the fifteenth (15th) day of April, July, October and January beginning in July 2019; provided that if any such day established in sub-clause (A) or (B) of clause (y) above is not a Business Day, “Rollover Date” shall mean the immediately succeeding Business Day.

“Spread” means, with respect to any Loan, 1.85% per annum.

(iii) deleting the terms “Applicable LIBOR Base Rate”, “Applicable LIBOR Rate”, “Impacted Interest Period”, “Interpolated Rate”, “LIBOR”, “LIBOR Screen Rate”, “Quarterly Pay Loan”, “Monthly Pay Loan”, and “Statutory Reserve Rate” in their entirety.

3. EXTENSION FEE. In connection with the extension of the Scheduled Maturity Date set forth herein, the Borrower acknowledges and agrees that it shall pay to the Agent the fee described in clause (i) of paragraph 2 of the Fee Letter.

4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender and the Agent that (a) the representations and warranties contained in the Credit Agreement and any other Transaction Document or any document furnished at any time under or in connection therewith are true and correct in all material respects (except for any representation or warranty that is qualified by materiality or Material Adverse Effect, which is true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties expressly related to an earlier date (in which case such representations and warranties are true and correct in all material respects (except for any representation or warranty that is qualified by materiality or Material Adverse Effect, which are true and correct in all respects)) as of such earlier date and (b) no Default or Event of Default will have occurred and be continuing before or after giving effect hereto.

5. EFFECTIVENESS. This Amendment shall become effective upon the receipt by the Agent of (a) evidence satisfactory to the Agent that this Amendment has been executed and delivered by each of the parties hereto, and (b) certified copies of the Organization Documents and Offering Documents (including any amendments or supplements thereto) of the Borrower and such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Agent may require evidencing that the Borrower is duly organized or formed, validly existing and in good standing, and the identity, authority, and capacity of each Responsible Officer authorized to act on behalf of the Borrower in connection with the Agreement and the other Transaction Documents including this Amendment, in form and substance satisfactory to the Agent.

6. NO OTHER AMENDMENT. Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of the Lender or the Agent under the Credit Agreement or of any other term or condition of the Credit Agreement or the other Transaction Documents, each of which shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

7. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

BLACKROCK CREDIT STRATEGIES FUND, as Borrower

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as Lender and Agent

By:
Name:
Title:

AMENDMENT TO CREDIT AGREEMENT